Exhibit 99.1

Rigetti Computing Provides Update on 108-Qubit System

Berkeley, California -- Rigetti Computing, Inc. (Nasdaq: RGTI) (“Rigetti” or the “Company”), a pioneer in full-stack quantum-classical computing, today announced that it is revising its roadmap and adjusting the date for general availability of its 108-qubit quantum computing system, Cepheus™-1-108Q. Cepheus-1-108Q is now expected to reach general availability around the end of the first quarter of 2026.

“While we are making strong progress with Cepheus-1-108Q, we are taking more time to test and optimize the system to ensure the performance is up to our standards,” says Rigetti CEO Dr. Subodh Kulkarni. “We have a clear understanding of what we need to do to achieve 99.5% median two-qubit gate fidelity, and are well on our way. Building higher qubit count systems can uncover new challenges. We encountered complexities with our tunable couplers and have decided to run another iteration of our chip to further optimize the system and improve fidelity.”

“We continue to improve our system performance, achieving a median two-qubit gate fidelity of 99% on our 108-qubit system, 99.7% on our 9-qubit system, and 99.6% on our 36-qubit system. This underscores our unwavering commitment to delivering the highest performing systems for our partners and customers.”

Cepheus-1-108Q is based on twelve 9-qubit chiplets and leverages Rigetti’s proprietary modular chip architecture. The system will be Rigetti’s highest qubit count system to date and the industry’s largest modular quantum computing system.

About Rigetti

Rigetti is a pioneer in full-stack quantum computing. Rigetti quantum computers are based on superconducting qubits, which are widely believed to be the leading qubit modality given their maturity, clear path to scaling, and fast gate speeds. Current Rigetti quantum computing systems achieve gate speeds of 50-70ns, which is about 1,000 times faster than other modalities such as ion traps and neutral atoms.

The Company operates quantum computers over the cloud through its Rigetti Quantum Cloud Services (QCS) platform, enabling global enterprise, government, and research clients to pursue R&D. The Company’s proprietary quantum-classical infrastructure provides high-performance integration with public and private clouds for practical quantum computing.

Rigetti sells on-premises 9-108 qubit quantum computing systems, supporting national laboratories and quantum computing centers. Rigetti’s 9-qubit Novera QPU supports a broader R&D community with a high-performance, on-premises QPU designed to plug into a customer’s existing cryogenic and control systems.

Rigetti developed the industry’s first multi-chip quantum processor for scalable quantum computing systems. Leveraging this proprietary technology, Rigetti deployed the industry’s largest multi-chip quantum computer in 2025 with Cepheus-1-36Q, based on four 9-qubit chiplets tiled together. The Company designs and manufactures its chips in-house at Fab-1, the industry’s first dedicated and integrated quantum device manufacturing facility. Learn more at https://www.rigetti.com/.

Rigetti Computing Media Contact:
press@rigetti.com

Cautionary Language and Forward-Looking Statements

Certain statements in this communication may be considered “forward-looking statements” within the meaning of the federal securities laws, including statements with respect to the Company’s expectations with respect to its future success and performance, including expectations that Cepheus-1-108Q will reach general availability around the end of the first quarter of 2026, and the belief that superconducting qubits are the leading qubit modality given their maturity, clear path to scaling, and fast gate speeds. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the Company’s ability to achieve milestones, technological advancements, including with respect to its technology roadmap; Company’s ability to deliver products to customers in time or at all, including actions by customers, such as cancelling orders; the ability of the Company to obtain government contracts successfully and in a timely manner and the availability of government funding; the potential of quantum computing; the success of the Company’s partnerships and collaborations; the Company’s ability to accelerate its development of multiple generations of quantum processors; the outcome of any legal proceedings that may be instituted against the Company or others; the ability to maintain relationships with customers and suppliers and attract and retain management and key employees; costs related to operating as a public company; changes in applicable laws or regulations; the possibility that the Company may be adversely affected by other economic, business, or competitive factors; the Company’s estimates of expenses and profitability; the evolution of the markets in which the Company competes; the ability of the Company to implement its strategic initiatives and expansion plans; the expected use of proceeds from the Company’s past and future financings or other capital; the sufficiency of the Company’s cash resources; unfavorable conditions in the Company’s industry, the global economy or global supply chain, including rising inflation and interest rates, deteriorating international trade relations, political turmoil, natural catastrophes, warfare, and terrorist attacks; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 and other documents filed by the Company from time to time with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements other than as required by applicable law. The Company does not give any assurance that it will achieve its expectations.